UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2014

XOMA CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-14710 (Commission File Number)	52-2154066 (IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California (Address of principal executive offices)	94710 (Zip Code)

Registrant's telephone number, including area code	(510) 204-7200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 13, 2014, XOMA Corporation (the “Company”) announced that Paul Rubin, M.D., Chief Medical Officer, Patrick J. Scannon, M.D., Ph.D., Executive Vice President, Chief Scientific Officer, James R. Neal, Vice President, Business Development and Program Leadership, and Thomas Klein, Chief Commercial Officer, entered into pre-arranged stock trading plans to sell a limited amount of the Company’s shares of its common stock, par value $0.0075 per share (the “Common Stock”), for personal financial management purposes, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions (the “10b5-1 Plans”).

Drs. Rubin and Scannon and Messrs. Neal and Klein will continue to be subject to the Company's executive stock trading guidelines.

Transactions made under the 10b5-1 Plans will be disclosed publicly through Form 4 filings with the U.S. Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the aforementioned 10b5-1 Plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2014	XOMA CORPORATION
	By:	/s/ Fred Kurland
Fred Kurland Vice President, Finance and Chief Financial Officer